                                                                 EXHIBIT 9(a)(3)

                                    FORM OF
                                AMENDMENT NO. 1

                     TRANSFER AGENCY AND SERVICE AGREEMENT


         The Transfer Agency and Service Agreement (the "Agreement"), dated November 1, 1994, by and between AIM Funds Group, a Delaware business trust, and A I M Fund Services, Inc., a Delaware corporation, is hereby amended as follows (terms used herein but not otherwise defined herein have the meaning ascribed them in the Agreement):

1) Section 1. of the Fee Schedule to the Agreement is hereby deleted in its entirety and replaced with the following:

         " 1. For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent an annualized fee for shareholder accounts that are open during any monthly period as set forth below, and an annualized fee of $.70 per shareholder account that is closed during any monthly period. Both fees shall be billed by the Transfer Agent monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

                                                                        Per Account Fee
                 Fund Type                                                 Annualized
                 ---------                                                 ----------
                 Class A Annual/Semi-Annual Dividends                        $15.15
                 Class A Quarterly & Monthly Dividend                         17.15
                 Class A Daily Accrual                                        19.65

                 Class B                                                      19.65
                 Class C                                                      19.65
                 AIM Cash Reserve Shares                                      19.65"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: August 4, 1997

                                               AIM FUNDS GROUP


Attest:                                        By:
        ------------------------------            -----------------------------
        Assistant Secretary                        Robert H. Graham
                                                   President

(SEAL)


                                               A I M FUND SERVICES, INC.


Attest:                                        By:
        ------------------------------            -----------------------------
        Assistant Secretary                        John Caldwell
                                                   President

(SEAL)